UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2023

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Grandview Road
Skillman, New Jersey	08558
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 874-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
On May 8, 2023, Kenvue Inc. (“Kenvue”) completed its previously announced initial public offering (the “IPO”) of 198,734,444 shares of its common stock, par value $0.01 per share (the “Kenvue Common Stock”), including the underwriters’ full exercise of their option to purchase 25,921,884 shares to cover over-allotments, at an initial public offering price of $22.00 per share for net proceeds of $4,241 million. Prior to the IPO, Kenvue was a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation. Pursuant to the Separation Agreement (as defined below), the net proceeds from the IPO will be paid to Johnson & Johnson as partial consideration for the consumer health business that Johnson & Johnson transferred to Kenvue in connection with the IPO (the “Consumer Health Business”). As of the closing of the IPO, Johnson & Johnson owns 1,716,160,000 shares of Kenvue Common Stock, or approximately 89.6% of the total outstanding shares of Kenvue Common Stock.
Separation Agreement
In connection with the IPO and as previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-269115), filed by Kenvue with the Securities and Exchange Commission and declared effective on May 3, 2023 (the “Registration Statement”), Johnson & Johnson and Kenvue entered into a separation agreement (the “Separation Agreement”) on May 3, 2023. The Separation Agreement sets forth certain agreements between Johnson & Johnson and Kenvue regarding, among other matters:
•the principal corporate actions and internal reorganization pursuant to which Johnson & Johnson transferred the Consumer Health Business to Kenvue;
•the allocation of assets and liabilities to Johnson & Johnson and Kenvue;
•Johnson & Johnson’s and Kenvue’s respective rights and obligations with respect to the IPO;
•certain matters with respect to any subsequent distribution or other disposition by Johnson & Johnson of the shares of Kenvue Common Stock owned by Johnson & Johnson following the IPO (the “Distribution”); and
•other agreements governing aspects of Kenvue’s relationship with Johnson & Johnson following the IPO.
For further details regarding the Separation Agreement, see the description set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Related Agreements
In connection with the IPO and as previously contemplated by, and described in, the Registration Statement, Johnson & Johnson and Kenvue, or subsidiaries of each party, also entered into various other material agreements. These agreements were entered into on May 3, 2023, unless otherwise indicated, and consist of the following:
•a tax matters agreement, which governs Johnson & Johnson’s and Kenvue’s respective rights, responsibilities and obligations with respect to all tax matters, including tax liabilities, tax attributes, tax contests and tax returns;
•an employee matters agreement, which addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to Kenvue’s employees and compensation and benefit plans and programs in which Kenvue’s employees participate prior to the date of the Distribution, if pursued;
•an intellectual property agreement, which governs Johnson & Johnson’s and Kenvue’s respective rights, responsibilities and obligations with respect to intellectual property matters, excluding certain intellectual property matters with respect to trademarks;

•a trademark phase-out license agreement, dated as of April 3, 2023, and pursuant to which Johnson & Johnson granted to Kenvue a license to use certain trademarks owned by Johnson & Johnson on a transitional basis following the completion of the IPO;
•a transition services agreement, pursuant to which Johnson & Johnson will provide to Kenvue certain services for terms of varying duration following the IPO;
•a transition manufacturing agreement, pursuant to which Johnson & Johnson will provide to Kenvue certain manufacturing services for terms of varying duration following the IPO; and
•a registration rights agreement, pursuant to which Kenvue granted to Johnson & Johnson certain registration rights with respect to the shares of Kenvue Common Stock owned by Johnson & Johnson following the completion of the IPO.
For further details regarding the foregoing agreements, see the descriptions of such agreements set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.
Item 3.02Unregistered Sale of Equity Securities.
On May 3, 2023, in connection with the IPO and prior to the effectiveness of Kenvue’s registration statement on Form 8-A, Kenvue issued 1,716,159,990 shares of Kenvue Common Stock to Johnson & Johnson. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2023, Vasant Prabhu was appointed as a director of the Kenvue Board of Directors (the “Board”), effective as of 8:00 a.m. New York City time on May 4, 2023, the date that Kenvue Common Stock was first listed on the New York Stock Exchange. In addition, on April 20, 2023, Ritch Allison, Peter Fasolo, Tammy Franklin, Seemantini Godbole, Melanie Healey, Betsy Holden, Larry Merlo, Michael Sneed and Joseph Wolk were appointed as directors of the Board, effective as of May 8, 2023, the date of the closing of the IPO. Thibaut Mongon, Chief Executive Officer of Kenvue, had previously served as a director of Kenvue while Kenvue was a wholly owned subsidiary of Johnson & Johnson and will continue to serve as a director of Kenvue.
The Board has established the following committees of the Board: the Audit Committee, the Compensation & Human Capital Committee, the Nominating, Governance & Sustainability Committee and the Executive Committee. The members of the Audit Committee as of the date of the closing of the IPO are Messrs. Allison and Prabhu and Mses. Franklin and Godbole, and Mr. Prabhu serves as Chair of the Audit Committee. The members of the Compensation & Human Capital Committee as of the date of the closing of the IPO are Messrs. Allison and Merlo and Ms. Holden, and Ms. Holden serves as Chair of the Compensation & Human Capital Committee. The members of the Nominating, Governance & Sustainability Committee as of the date of the closing of the IPO are Mses. Franklin, Godbole and Healey and Mr. Merlo, and Ms. Healey serves as Chair of the Nominating, Governance & Sustainability Committee. The members of the Executive Committee as of the date of the closing of the IPO are Messrs. Merlo and Mongon, and Mr. Merlo serves as Chair of the Executive Committee.
For biographical information regarding these directors and a description of the material terms of the directors’ annual compensation, see the sections entitled “Management” and “Executive and Director Compensation,” respectively, in the Registration Statement. There are no arrangements or understandings between any of the directors and any other persons pursuant to which each such director was selected to serve as a director. Except as disclosed in the section entitled “Certain Relationships and Related Person Transactions—Additional Related Person Transactions” in the Registration Statement, there are no transactions in which any director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
Amendment and Restatement of Certificate of Incorporation
On May 3, 2023, Kenvue amended and restated its certificate of incorporation (as so amended and restated, the “Certificate of Incorporation”). For further details regarding the Certificate of Incorporation, see the description of the Certificate of Incorporation set forth in the Registration Statement in the section entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Amendment and Restatement of Bylaws
On May 3, 2023, Kenvue amended and restated its bylaws (as so amended and restated, the “Bylaws”). For further details regarding the Bylaws, see the description of the Bylaws set forth in the Registration Statement in the section entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Kenvue Inc., effective as of May 3, 2023.

3.2	Amended and Restated Bylaws of Kenvue Inc., effective as of May 3, 2023.

10.1	Separation Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.2	Tax Matters Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.3	Employee Matters Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.4	Intellectual Property Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.5	Trademark Phase-Out License Agreement, dated as of April 3, 2023, by and between Johnson & Johnson and Johnson & Johnson Consumer Inc.

10.6	Transition Services Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.7	Transition Manufacturing Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

10.8	Registration Rights Agreement, dated as of May 3, 2023, by and between Johnson & Johnson and Kenvue Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.
Date: May 8, 2023

	By:	/s/ Paul Ruh
		Name:	Paul Ruh
		Title:	Chief Financial Officer